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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 5, 2003
(Date of earliest event reported)

Commission file number: 1-7293

TENET HEALTHCARE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	95-2557091
(State or Incorporation)	(I.R.S. Employer Identification No.)

3820 State Street
Santa Barbara, California 93105
(Address of principal executive offices, including zip code)

(805) 563-7000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 5. Alvarado Hospital Medical Center CEO Indicted.

        Tenet issued a press release today stating that we have been informed by the U.S. Attorney's office in San Diego that a federal grand jury late Thursday afternoon June 5 returned an indictment against Barry Weinbaum, 49, the chief executive officer of Alvarado Hospital Medical Center, Inc., an indirect subsidiary of Tenet. A copy of the press release is attached as Exhibit 99.1

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION
By:	/s/ TREVOR FETTER Trevor Fetter President

Date: June 6, 2003

EXHIBIT INDEX

99.1	Press Release issued on June 6, 2003.

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FORM 8-K
  ITEM 5. Alvarado Hospital Medical Center CEO Indicted.
SIGNATURE
EXHIBIT INDEX